Exhibit 99.2

HMS HOLDINGS CORP.

FOURTH AMENDED AND RESTATED

2006 STOCK PLAN

SECTION 1.                                Purpose

The purpose of the HMS Holdings Corp. Fourth Amended and Restated 2006 Stock Plan (the “Stock Plan”) is to furnish a material incentive to employees and non-employee Directors of the Company and its subsidiaries by making available to them the benefits of a larger common stock ownership in the Company through stock options and awards. It is believed that these increased incentives stimulate the efforts of employees and non-employee Directors towards the continued success of the Company and its affiliates, as well as assist in the recruitment of new employees and non-employee Directors.

SECTION 2.                                Definitions

As used in the Stock Plan, the following terms shall have the meanings set forth below:

(a)          “Affiliate” shall mean any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

(b)         “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Share, Performance Unit, Dividend Equivalent or any other right, interest or option relating to Shares granted pursuant to the provisions of the Stock Plan.

(c)          “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which in the sole and absolute discretion of the Committee may, but need not, be signed or acknowledged by the Company and the Participant.

(d)         “Award Period” shall have the meaning set forth in Section 9 of the Stock Plan.

(e)          “Board” shall mean the Board of Directors of the Company.

(f)            “Change in Control” shall mean the occurrence of any of the following events with respect to grants made after the Restatement Effective Date: For the purpose of the Stock Plan, “Change in Control” means:

(i)                                     the acquisition by a Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50.01% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A) any acquisition directly from the Company will not be a Change in Control, nor will any acquisition by any individual, entity, or group pursuant to a Business Combination (as defined below) that complies with subclauses (x) and (y) of clause (ii) of this definition;

(ii)                                  the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all (i.e., in excess of 85%) of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include a corporation that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person beneficially owns, directly or indirectly, 50.01% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iii)                               a change in the composition of the Board that results, during any one year period, in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the Effective Date or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office after the Effective Date occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

provided that, where required by Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A” of the “Code”), the event that occurs is also a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined in Treasury Reg. § 1.409A-3(i)(5).

(g)         “Change in Control Price” means, with respect to a Share, (A) if the Change in Control is the result of a tender or exchange offer or a corporate transaction, the price per such Share paid in such tender or exchange offer or corporate transaction; or (B) if the Change in Control is not the result of a tender or exchange offer or a corporate transaction, the Fair Market Value per Share on the date of the Change in Control. To the extent the consideration paid in any such transaction described above consists in full or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Committee.

(h)         “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i)             “Committee” shall mean the Compensation Committee of the Board or such other persons or committee or subcommittee to which it has delegated any authority, as may be appropriate.

(j)             “Company” shall mean HMS Holdings Corp., a New York corporation.

(k)          “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(l)             “Director” shall mean a member of the Board.

(m)       “Dividend Equivalent” shall mean an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding Shares.

(n)         “Effective Date” shall mean June 6, 2006, the date this Stock Plan is effective.

(o)         “Employee” shall mean any employee of the Company or any Affiliate. For any and all purposes under this Stock Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Stock Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Stock Plan, an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

(p)         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q)         “Fair Market Value” shall mean, with respect to Shares, as of any date, the closing price of the Shares as reported on the NASDAQ Global Select Market for that date or, if no such prices are reported for that date, the closing price on the next preceding date for which such prices were reported, unless otherwise determined by the Committee.  The Board or the Committee can substitute a particular time of day or other measure of “closing sale price” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Section 409A.

(r)            “Incentive Stock Option” shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(s)          “Nonqualified Stock Option” shall mean either an Option granted under Section 6 that is not intended to be an Incentive Stock Option or an Incentive Stock Option that has been disqualified.

(t)            “Option” shall mean any right granted to a Participant under the Stock Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(u)         “Participant” shall mean an Employee or a non-employee member of the Board who is selected by the Committee or the Board from time to time in their sole discretion to receive an Award under the Stock Plan.

(v)         “Performance Award” shall have the meaning set forth in Section 9 of the Stock Plan.

(w)       “Performance Goals” shall have the meaning set forth in Section 9 of the Stock Plan.

(x)           “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(y)         “Performance Shares” shall have the meaning set forth in Section 9 of the Stock Plan.

(z)           “Performance Units” shall have the meaning set forth in Section 9 of the Stock Plan.

(aa)    “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(bb)  “Restatement Effective Date” shall mean the 2011 annual meeting of the shareholders of the Company.

(cc)    “Restricted Period” shall have the meaning set forth in Section 8 of the Stock Plan.

(dd)  “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ee)    “Restricted Stock Award” shall mean an award of Restricted Stock under Section 8.

(ff)        “Restricted Stock Unit” shall mean a unit that is valued by reference to a Share, which value may be paid to the Participant by delivery of cash, Shares or such other property as the Committee shall determine and with such restrictions as the Committee, in its sole discretion, may impose and which may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(gg)  “Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under Section 8.

(hh)  “Section 16 Participant” shall have the meaning set forth in Section 16 of the Stock Plan.

(ii)          “Shares” shall mean the shares of common stock of the Company.

(jj)          “Spread” shall have the meaning set forth in Section 7 of the Stock Plan.

(kk)    “Stock Appreciation Right” shall have the meaning set forth in Section 7 of the Stock Plan.

SECTION 3.                                Administration

The Stock Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Stock Plan as may from time to time be adopted by the Board or the Committee, to (a) select the Employees and directors of the Company and its Affiliates to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Stock Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (f) determine whether, to what extent, and under what circumstances payment of cash, Shares, other property and other amounts payable with respect to an Award made under the Stock Plan shall be deferred either automatically or at the election of the Participant in a manner consistent with Section 409A of the Code; (g) interpret and administer the Stock Plan and any instrument or agreement entered into under the Stock Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Stock Plan; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Stock Plan. The Committee may, in its sole and absolute discretion, and subject to the provisions of the Stock Plan, from time to time delegate any or all of its authority to administer the Stock Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Stock Plan, except that no such delegation shall be made in the case of Awards intended to be qualified under Section 162(m) of the Code. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Stock Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Stock Plan and Awards under the Stock Plan, including the right to construe disputed or doubtful Stock Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

Except as provided in Section 12, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Stock Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Stock Plan as it shall deem appropriate.

Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

SECTION 4.                                Shares Subject to the Stock Plan

(a)          Subject to adjustment as provided in Section 4(c), a total of 3,312,797 Shares shall be authorized for Awards granted under the Stock Plan after March 31, 2011. Any Shares subject to Options and Stock Appreciation Rights granted after March 31, 2011 shall be counted against the 3,312,797 limit described above as one Share for every one Share subject to such Award or by which the Award is valued by reference. Any Shares subject to Awards granted after March 31, 2011 (other than Options and Stock Appreciation Rights) shall be counted against the 3,312,797 limit described above as 1.85 Shares for every one Share subject to such Award or by which the Award is valued by reference. No Participant under this Stock Plan shall be granted Options, Stock Appreciation Rights or other Awards intended to comply with the performance-based exception of Section 162(m) of the Code in any calendar year covering more than 200,000 Shares. If an Award is subject to a performance period greater than one fiscal year, the maximum numbers set forth above will equal the maximum times the number of years in the performance period. The foregoing sentence will be construed in a manner consistent with Section 162(m) of the Code.

(b)         Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(c)          In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, special cash dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, the equitable adjustments and other substitutions shall be made to the Stock Plan and to Awards as the Committee, in its sole discretion, deems necessary, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Stock Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Stock Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number and further provided that in no event may any change be made to an Incentive Stock Option which would constitute a modification within the meaning of Section 424(h)(3) of the Code.

(d)         Any Shares that, after March 31, 2011, are not purchased or awarded under an Award that has terminated or lapsed or has been forfeited, either by its terms or pursuant to the exercise, in whole or in part, of an Award granted under the Stock Plan (other than Shares not issued in connection with the settlement in Shares of a Stock Appreciation Right) and any Shares that after March 31, 2011 are withheld by the Company to satisfy the tax withholding obligation for Awards other than Options or Stock Appreciation Rights may be used for the further grant of Awards. In addition, if Shares under an Award are not issued because the Award is settled in cash, the Shares may be used for the further grant of Awards. In the case of the exercise of a Stock Appreciation Right for Shares, the number of Shares counted against the Shares available under the Stock Plan shall be the full number of Shares subject to the Stock Appreciation Right multiplied by the percentage of the Stock Appreciation Right actually exercised, regardless of the number of Shares actually used to settle such Stock Appreciation Right upon exercise.  Shares under this paragraph that may be used for the further grant of Awards shall be added back as one (1) Share if the Shares were subject to Options or Stock Appreciation Rights, and (ii) as 1.85 Shares if the Shares were subject to Awards other than Options or Stock Appreciation Rights.

(e)          Notwithstanding anything to the contrary the following Shares shall not be added to the maximum share limitations described above: (a) Shares tendered or withheld by the Company in payment of the exercise price of an Option; (b) Shares withheld by the Company to satisfy the tax withholding obligations for Options or Stock Appreciation Rights and (c) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of an Option.

(f)            With respect to Stock Appreciation Rights that may be settled in stock, the number of Shares available for Awards under the Stock Plan will be reduced by the total number of Stock Appreciation Rights so granted; provided, however, that to the extent the Stock Appreciation Rights are settled in cash the Shares not issued may be used for the further grant of Awards as provided in paragraph (d) of this Section. Stock Appreciation Rights that may only be settled in cash will not reduce the number of Shares available for award under the Stock Plan.

(g)         To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder with respect to Shares available for Incentive Stock Options, and with other applicable legal requirements (including applicable stock exchange requirements), Shares issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition will not reduce the number of Shares available for Awards under the Stock Plan.

SECTION 5.                                Eligibility

Any Employee or non-employee Director shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall only be awarded to Employees of the Company, or a parent or subsidiary, within the meaning of Section 422 of the Code.

SECTION 6.                                Stock Options

Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Stock Plan and shall be subject to the following terms and conditions:

(a)          Option Price.  The option price per Share shall be not less than the Fair Market Value of the Shares on the date the Option is granted.

(b)         Period of Stock Option.  The period of each Option shall be fixed by the Committee, provided that the period for all Options shall not exceed ten years from the grant date. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the extended term exceed ten years from the original grant date.

(c)          Exercise of Option and Payment Therefore.  No Shares shall be issued until full payment of the option price has been made. The option price may be paid in cash or, if the Committee determines, by the Participant tendering Shares or by the Company withholding Shares otherwise issuable in connection with the exercise of the Option, a combination of cash and Shares, or through a cashless exercise procedure that allows Participants to sell immediately some or all of the Shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the option price. If the Committee approves the use of Shares as a payment method, the Committee shall establish such conditions as it deems appropriate for the use of common stock to exercise an Option. Options awarded under the Stock Plan shall be exercised through such procedure or program as the Committee may establish or define from time to time, which may include a designated broker that must be used in exercising such Options.

(d)         First Exercisable Date.  The Committee shall determine how and when Shares covered by an Option may be purchased. The Committee may establish waiting periods, the dates on which Options become exercisable or “vested” and, subject to paragraph (b) of this section, exercise periods. The Committee may accelerate the exercisability of any Option or portion thereof.

(e)          Termination of Participant’s Employment or Service.  Unless determined otherwise by the Committee, upon the termination of a Participant’s employment or service (for any reason other than gross misconduct), Option exercise privileges shall be limited to the Shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Options outstanding but not yet exercisable upon the termination of a Participant’s employment or service may become exercisable in accordance with a schedule determined by the Committee. Such Option exercise privileges shall expire unless exercised within such period of time after the date of termination of employment or service as may be established by the Committee, but in no event later than the expiration date of the Option.

(f)            Termination Due to Misconduct.  If a Participant’s employment or Board service is terminated for gross misconduct, as determined by the Company, all rights under his or her Options shall expire upon the date of such termination.

(g)         Limits on Incentive Stock Options.  Except as may otherwise be permitted by the Code, an Employee may not receive a grant of Incentive Stock Options for Shares that would have an aggregate Fair Market Value in excess of $100,000 (or such other amount as the Internal Revenue Service may decide from time to time), determined as of the time that the Incentive Stock Option is granted, that would be exercisable for the first time by such person during any calendar year. If any grant is made in excess of the limits provided in the Code, such grant shall automatically become a Nonqualified Stock Option. In no event will Incentive Stock Options be granted to any Participant who owns more than ten percent of the stock of the Company within the meaning of Section 422 of the Code . Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Stock Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Stock Plan shall be 3,312,797 Shares as of March 31, 2011, subject to adjustment as provided in Section 4(c) and (g) (and shareholder approval of the amendment to the Stock Plan) to the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and reduced by one for each Share subject to an Award granted after March 31, 2011.

(h)         No Dividend Equivalents.  Anything in the Stock Plan to the contrary notwithstanding, no dividends or Dividend Equivalents may be paid on Options.

SECTION 7.                                Stock Appreciation Rights

The Committee may, in its discretion, grant a right to receive the appreciation in the Fair Market Value of Shares (“Stock Appreciation Right”). Such Stock Appreciation Right shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)          Time and Period of Grant.  The period for exercise of the Stock Appreciation Right shall be set by the Committee. The period of each Stock Appreciation Right shall be fixed by the Committee, provided that the period for all Stock Appreciation Rights shall not exceed ten years from the grant date.

(b)         Value of Stock Appreciation Right.  A Participant who is granted a Stock Appreciation Right will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the Fair Market Value of the Shares on the date the election to surrender such Stock Appreciation Right is received by the Company, in accordance with exercise procedures established by the Company, over the Fair Market Value of the Shares on the date of grant multiplied by the number of Shares covered by the grant of the Stock Appreciation Right. Notwithstanding the foregoing, in its sole discretion the Committee at the time it grants a Stock Appreciation Right may provide that the Spread covered by such Stock Appreciation Right may not exceed a specified amount.

(c)          Payment of Stock Appreciation Right.  Payment of a Stock Appreciation Right shall be in the form of Shares, cash or any combination of Shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

(d)         No Dividend Equivalents.  Anything in the Stock Plan to the contrary notwithstanding, no dividends or Dividend Equivalents may be paid on Stock Appreciation Rights.

SECTION 8.                                Restricted Stock Awards and Restricted Stock Unit Awards

The Committee may make Restricted Stock Awards and Restricted Stock Unit Awards to a Participant, which Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)          Requirement of Employment or Board Membership.  A Participant who is granted a Restricted Stock Award or Restricted Stock Unit Award must remain an Employee or a Director of the Company during a period designated by the Committee (“Restricted Period”) in order to vest in or receive the Shares, cash or combination thereof under the Restricted Stock Award or Restricted Stock Unit Award. If the Participant ceases being an Employee or a Director of the Company prior to the end of the Restricted Period, the Restricted Stock Award or Restricted Stock Unit Award shall terminate and any Shares subject to a Restricted Stock Award shall be returned immediately to the Company, provided that the Committee may, at the time of the grant, provide for the employment or Board membership restriction to lapse with respect to a portion or portions of the Restricted Stock Award or Restricted Stock Unit Award at different times during the Restricted Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment or Board membership restriction as it deems equitable.

(b)         Restrictions on Transfer and Legend on Stock Certificates.  During the Restricted Period, the Participant may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Stock Award or Restricted Stock Unit Award, including but not limited to any Shares. Any certificate for Shares issued hereunder shall contain a legend giving appropriate notice of the restrictions in the Award.

(c)          Escrow Agreement.  The Committee may require the Participant to enter into an escrow agreement providing that any certificates representing the Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(d)         Lapse of Restrictions.  All restrictions imposed under the Restricted Stock Award or Restricted Stock Unit Award shall lapse upon the expiration of the Restricted Period if the conditions as to employment or Board membership set forth above have been met. The Participant shall then be entitled to have the legend removed from any certificates for Restricted Stock. Restricted Stock Awards and Restricted Stock Unit Awards may be paid in the form of Shares, cash or any combination of Shares and cash as determined by the Committee. The Committee may establish rules and procedures to permit a Participant to defer recognition of income upon the expiration of the Restricted Period.

(e)          Dividends and Dividend Equivalents.  Restricted Stock will accrue ordinary cash dividends, unless the Board or the Committee determines otherwise and applicable law permits such nonaccrual. Participants holding shares of Restricted Stock will only be entitled to such cash dividends if specifically provided in the Restricted Stock agreement, will only receive the dividends if and when the Restricted Stock vests, and will then receive dividends only prospectively unless the Board, Committee, or the Restricted Stock agreement provides for the payment of prior dividends upon or after vesting. Any dividend payment will be made no later than the latest of the end of the calendar year in which the dividends are paid to shareholders of that class of stock, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock, or the 15th day of the third month following the date on which the Restricted Stock to which the dividends pertain vests. If any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.  To the extent provided by the Board or the Committee, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to Dividend Equivalents.  Dividend Equivalents may be settled in cash and/or shares of Common Stock and will be subject to the same vesting conditions and restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board or the Committee in its sole discretion. Any Dividend Equivalent payments will be made no later than the latest of the end of the calendar year in which the dividends are paid to shareholders of the class of stock underlying the Restricted Stock Units, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock, or the 15th day of the third month following the date on which the Restricted Stock Unit to which the dividends pertain vests, absent a further deferral that complies with Section 409A of the Code.

(f)            Performance Goals.  The Committee may designate whether any Restricted Stock Award or Restricted Stock Unit Award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Restricted Stock Award or Restricted Stock Unit Award designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Goals (as defined in Section 9(a)), to the extent required by Section 162(m).

(g)         Vesting.  The restrictions on each Restricted Stock Award or Restricted Stock Unit Award will lapse at such time or times, and on such conditions, as the Committee may specify. However, Restricted Stock Awards or Restricted Stock Unit Awards shall vest over at least three years from the date of grant if the vesting of such Restricted Stock Award or Restricted Stock Unit Award is subject only to continued service with the Company or a subsidiary, except for Restricted Stock Awards or Restricted Stock Unit Awards awarded (i) to new hires to replace forfeited awards from a prior employer, (ii) to non-employee members of the Board or (iii) in payment of Performance Awards and other earned cash-based incentive compensation. The foregoing limitation shall not apply to Performance Awards under Section 9 of the Stock Plan, which will have a minimum vesting period of one year. Notwithstanding the preceding two sentences, the Committee may, in its discretion, accelerate vesting in the event of the death, disability or retirement of a Participant or a Change in Control.

SECTION 9.                                Performance Awards

The Committee may grant Awards denominated in Shares (“Performance Shares”), or denominated in dollars (“Performance Units”) if the performance of the Company or its subsidiaries during the Award Period (as defined below) meets certain goals established by the Committee (“Performance Awards”). The maximum amount that may be earned by any Participant for each fiscal year in an Award Period with respect to Performance Units that are intended to comply with the performance-based exception under Code Section 162(m) is $1,500,000. Performance Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)          Award Period and Performance Goals.  The Committee shall determine and include in a Performance Award grant the period of time for which a Performance Award is made (“Award Period”), subject to a one-year minimum vesting requirement for a Performance Award denominated in Performance Shares. The Committee also shall establish performance objectives (“Performance Goals”) to be met by the Company or its subsidiary during the Award Period as a condition to payment of the Performance Award. The Performance Goals  shall mean net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholders equity; operating efficiencies; and client growth.

Such Performance Goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

For a Performance Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, Performance Goals may include any other financial or other measurement established by the Committee.

(b)   Payment of Performance Awards.  The Committee shall establish the method of calculating the amount of payment to be made under a Performance Award if the Performance Goals are met, including the fixing of a maximum payment. After the completion of an Award Period, the performance of the Company or its subsidiary shall be measured against the Performance Goals, and the Committee shall determine, in accordance with the terms of such Performance Award, whether all, none or any portion of a Performance Award shall be paid. The Committee, in its discretion, may elect to make payment in Shares, cash or a combination of Shares and cash. Any cash payment shall be based on the Fair Market Value of Shares on, or as soon as practicable prior to, the date of payment. The Committee may establish rules and procedures to permit a Participant to defer recognition of income upon the attainment of a Performance Award.

(c)   Revision of Performance Goals.  As to any Performance Award not intended to constitute performance-based compensation” under Section 162(m) of the Code, at any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company or its subsidiary and which, in the judgment of the Committee, make the application of the Performance Goals unfair unless a revision is made. For any Performance Award intended to constitute “performance-based compensation” under Section 162(m) of the Code, such revisions must be set forth in the Award Agreement within the time period required by Section 162(m).

(d)   Requirement of Employment.  A Participant who is granted a Performance Award must remain an Employee of the Company or its subsidiaries until the completion of the Award Period in order to be entitled to payment under the Performance Award; provided that the Committee may, in its discretion, provide for a full or partial payment where such an exception is deemed equitable.

(e)   Dividends.  The Committee may, in its discretion, at the time of the granting of a Performance Award, provide that any dividends declared on the Shares during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a Participant, be (i) paid to the Participant to the extent that the Performance Shares are earned, (ii) accumulated for the benefit of the Participant and used to increase the number of Performance Shares of the Participant or (iii) not paid or accumulated.

SECTION 10.                          Other Share-Based Awards

(a)   Other Awards of Shares, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares, may be granted hereunder to Participants (“Other Share-Based-Awards”), including without limitation Awards entitling recipients to receive Shares to be delivered in the future. Such Other Share-

Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Stock Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share-Based Awards may be paid in Shares or cash, as the Board or the Committee shall determine.

(b)   Terms and Conditions.  Subject to the provisions of the Stock Plan, the Board or the Committee shall determine the terms and conditions of each Other Share-Based Award, including any conditions for vesting and repurchase (or forfeiture) and purchase price applicable thereto (applying principles like those set forth in Section 8(g) above and with the same carveouts).

SECTION 11.                          Change in Control Provisions

(a) Unless provided otherwise in the terms of a particular Award, and notwithstanding any other provision of the Stock Plan to the contrary, in the event a Participant’s employment or service is involuntarily terminated without cause (as determined by the Committee or Board in its sole discretion) during the 24-month period following a Change in Control:

(i) any Options and Stock Appreciation Rights outstanding, which are not then exercisable and vested, shall become immediately fully vested and exercisable;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock Award or Restricted Stock Unit Award shall lapse, and such Restricted Stock and Restricted Stock Units shall immediately become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

(iii) all Performance Awards shall be considered to be earned and payable in full, based on the applicable performance criteria or, if not determinable, at the target level and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and

(iv) the restrictions and deferral limitations and other conditions applicable to any other Awards shall immediately lapse, and any such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

(b) Change in Control Cash Out.  Notwithstanding any other provision of the Stock Plan, in the event of a Change in Control the Committee or Board may, in its discretion, provide that each Option or Stock Appreciation Right shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 60 days of the Change in Control in an amount equal to the amount by which the Change in Control Price per Share exceeds the purchase price per Share under the Option or Stock Appreciation Right multiplied by the number of Shares granted under the Option or Stock Appreciation Right.

(c) Compliance with Section 409A of the Code.  In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the Change in Control is one described in subsection (a)(2)(A)(v) of Section 409A and the guidance thereunder and shall be paid consistent with the requirements of Section 409A. If any deferred compensation that would otherwise be payable by reason of a Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A, as determined by the Committee.

SECTION 12.                          Amendments and Termination

(a)   The Board may amend, suspend or terminate the Stock Plan or any portion thereof at any time provided that (i) to the extent required by Code Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s shareholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require shareholder approval under the rules of NASDAQ may be made effective unless and until the Company’s shareholders approve such amendment; and (iii) if NASDAQ amends its corporate governance rules so that such rules no longer require shareholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Stock Plan that (A) materially increasing the number of shares authorized under the Stock Plan (other than pursuant to Section 4(g) or 11), (B) expanding the types of Awards that may be granted under the Stock Plan, or (C) materially expanding the class of participants eligible to participate in the Stock Plan shall be effective unless and until the Company’s shareholders approve such amendment. In addition, if at any time the approval of the Company’s shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Stock Plan adopted in accordance with this Section 12 shall apply to, and be binding on the holders of, all Awards outstanding under the Stock Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Stock Plan. Notwithstanding the foregoing, without consent of affected Participants, Awards may be amended, revised or revoked when necessary to avoid penalties under Section 409A of the Code.

(b)   Unless such action is approved by the Company’s shareholders, the Company may not, with respect to any outstanding Option or SAR granted under the Stock Plan (except as provided for under Section 11): (1) amend any Option or Stock Appreciation Right to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding Option or Stock Appreciation Right, (2) cancel any Option or Stock Appreciation Right and grant in substitution therefor new Awards under the Stock Plan covering the same or a different number of Shares and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the cancelled option or stock appreciation right, (3) cancel for cash any Options or Stock Appreciation Rights that have exercise prices or measurement prices per share above the then-current Fair Market Value, other than under Section 11, or (4) take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

SECTION 13.                          Transferability

Each Incentive Stock Option granted under the Stock Plan shall not be transferable other than by will or the laws of descent and distribution; each other Award granted under the Stock Plan will not be transferable or assignable by the recipient, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or as determined by the Committee in accordance with the Exchange Act or any other applicable law or regulation. Notwithstanding the foregoing, the Committee, in its discretion, may adopt rules permitting the transfer, solely as gifts during the grantee’s lifetime, of Options (other than Incentive Stock Options) to members of a Participant’s immediate family or to trusts, family partnerships or similar entities for the benefit of such immediate family members. For this purpose, immediate family member means the

Participant’s spouse, parent, child, stepchild, grandchild and the spouses of such family members. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the grantee.

SECTION 14.                         General Provisions

(a)   Nothing in the Stock Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Stock Plan.

(b)   Nothing in the Stock Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 12, to limit the right or power of the Company or its subsidiaries to take any action which such entity deems to be necessary or appropriate.

(c)   The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Shares under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages.  If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the

Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or, if the Company so requires, at the same time as payment of the exercise or purchase price, unless the Company determines otherwise.  If provided for in an Award or approved by the Board or the Committee in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board or the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements

(d)   Any proceeds received by the Company under the Stock Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board or the Committee shall direct.

(e)   Nothing in the Stock Plan or any Award granted under the Stock Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate an Employee’s employment or Participant’s service at any time, with or without cause.

(f)    All certificates for Shares delivered under the Stock Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)   No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(h)   Any Award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or listing requirements of the NASDAQ National Market for such shares or a violation of any foreign jurisdiction where Awards are or will be granted under the Stock Plan.

(i)    The Board may from time to time establish one or more sub-plans under the Stock Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions.  The Board shall establish such sub-plans by adopting supplements to the Stock Plan containing (i) such limitations on the Board’s discretion under the Stock Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Stock Plan as the Board shall deem necessary or desirable.  All supplements adopted by the Board shall be deemed to be part of the Stock Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(j)    The provisions of the Stock Plan shall be construed, regulated and administered according to the laws of the State of New York without giving effect to principles of conflicts of law, except to the extent superseded by any controlling federal statute.

(k)   If any provision of the Stock Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Stock Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Stock Plan, it shall be stricken and the remainder of the Stock Plan shall remain in full force and effect.

(l)    If approved by the Committee in its sole discretion, an Employee’s absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose under the Stock Plan.

(m)  Anything to the contrary in the Stock Plan notwithstanding, the Committee may (i) offset any Award by amounts reasonably believed to be owed to the Company by the Participant and (ii) disallow an Award to be exercised or otherwise payable during a time when the Company is investigating reasonably reliable allegations of gross misconduct by the Participant.

(n)   Awards under the Stock Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.

SECTION 15.                          Term of Stock Plan

The Stock Plan shall terminate on the tenth anniversary of the Restatement Effective Date, unless sooner terminated by the Board pursuant to Section 12.

SECTION 16.                          Compliance with Section 16 of the Exchange Act

With respect to Participants subject to Section 16 of the Exchange Act (“Section 16 Participants”), transactions under the Stock Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Stock Plan provision applicable solely to such Section 16 Participants that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Section 16 Participant in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Stock Plan or action by the Committee involving such Section 16 Participants is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Section 16 Participants, to the extent permitted by law and deemed advisable by the Committee.

SECTION 17.         Limitations on Liability

Notwithstanding any other provisions of the Stock Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Stock Plan, nor will such individual be personally liable with respect to the Stock Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company.  The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Stock Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s or the Committee’s approval) arising out of any act or omission to act concerning the Stock Plan unless arising out of such person’s own fraud or bad faith.